    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 2004

                                                     REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EMCORE CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEW JERSEY                                    22-2746503
--------------------------------            ------------------------------------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                  145 BELMONT DRIVE, SOMERSET, NEW JERSEY 08873
             -------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               EMCORE CORPORATION
                           DIRECTORS' STOCK AWARD PLAN
             -------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                                THOMAS G. WERTHAN
                               EMCORE CORPORATION
                                145 BELMONT DRIVE
                           SOMERSET, NEW JERSEY 08873
             -------------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (732) 271-9090
       -------------------------------------------------------------------
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
             TITLE OF SECURITIES                   AMOUNT TO BE        PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
               TO BE REGISTERED                    REGISTERED(1)      OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION FEE
                                                                           SHARE(1)             PRICE(1)
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, without par value                           n/a             n/a                $250,000                 $ 31.68
------------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement is being filed for purposes of registering an additional $250,000 in shares of Common Stock of EMCORE Corporation, issuable pursuant to our Directors' Stock Award Plan (the "Plan"). We have previously registered $281,250 in shares pursuant to a registration statement on Form S-8 (File No. 333-39547) under the Plan. The registration fee for the previously registered shares was paid at the time that the previous registration statement was filed.

EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, the registrant, EMCORE Corporation (the "Registrant"), is filing this registration statement ("Registration Statement") with respect to the issuance of an additional $250,000 of its common stock (valued as of the date of issue), no par value per share (the "Common Stock"), under the Plan.

         On November 5, 1997, the Registrant filed a registration statement (the "Prior Registration Statement") on Form S-8 (File No. 333-39547) with respect to the issuance of shares of Common Stock under the Plan. The contents of the Prior Registration Statement are hereby incorporated in this Registration Statement by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to persons to whom the information is required to be given as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.             INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.

         (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

         (4) The Registrant's Current Reports on Form 8-K filed with the Commission on October 14, 2003, November 18, 2003, December 29, 2003, January 21, 2004 (2), February 17, 2004, February 19, 2004,
              and July 16, 2004, and the Registrant's

              Current Reports on Form 8-K/A filed with the Commission on February 18, 2004 and May 19, 2004.

         (5) The Registrant's Registration Statement on Form 8-A, filed with the Commission on February 26, 1997 (File Number 0-22175) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference the description of the shares of Common Stock contained in the Registration Statement on Form S-1 (File Number 333-18565) filed by the Registrant on December 23, 1996, as amended by Amendment No. 1 filed on February 6, 1997, Amendment No. 2 filed on February 11, 1997 and Amendment No. 3 filed on February 24, 1997, and declared effective by the Commission on March 6, 1997, and any amendment or report filed with the Commission for purposes of updating such description.

         All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such reports and documents.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on this 10th day of August, 2004.

                  EMCORE Corporation


                  By:      /s/  Thomas G. Werthan
                           -----------------------------------
                           Thomas G. Werthan
                           Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints and hereby authorizes Reuben F. Richards, Jr. and Thomas G. Werthan, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                            TITLE                                DATE
                ---------                                            -----                                ----
                                                Chairman of the Board of Directors                August 10, 2004
-------------------------------------------
            Thomas J. Russell

                                                President, Chief Executive Officer and            August 10, 2004
-------------------------------------------     Director (Principal Executive Officer)
         Reuben F. Richards, Jr.

                                                Chief Financial Officer and Director              August 10, 2004
-------------------------------------------     (Principal Accounting and Financial Officer)
            Thomas G. Werthan

                                                Chief Technology Officer and Director             August 10, 2004
-------------------------------------------
             Richard A. Stall

                                                Director                                          August 10, 2004
-------------------------------------------
             Robert Bogomolny

                                                Director                                          August 10, 2004
-------------------------------------------
              John M. Gillen

                                                Director                                          August 10, 2004
-------------------------------------------
           Robert Louis-Dreyfus

                                                Director                                          August 10, 2004
-------------------------------------------
           Charles Thomas Scott

                                  EXHIBIT INDEX

           Exhibit
           Number        Description
           -------       -----------

             4.1 Registrant's Directors' Stock Award Plan (incorporated herein by reference to Exhibit 99.1 to Registrant's Original Registration Statement of Form S-8 filed with the Commission on November 5, 1997 (File No. 333-39547)).

             4.2 Restated Certificate of Incorporation, dated December 21, 2000 (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000).

             4.3 Amended By-Laws, as amended through December 21, 2000 (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000).

             5.1         Opinion of Dillon, Bitar & Luther L.L.C.*

            23.1         Consent of Dillon, Bitar & Luther  L.L.C. (included in
                         Exhibit 5.1 to this Registration Statement).*

            23.2         Consent of Deloitte & Touche LLP.*

            24.1         Power of Attorney (included on signature page).*

         * Filed herewith.